EXHIBIT 11

            COMPUTATION OF EARNINGS PER SHARE


            LILLY INDUSTRIES, INC.
            (In thousands, except per share data)

                                               Three Months Ended         Nine Months Ended

                                              August 31   August 31     August 31   August 31
                                                1995        1994          1995         1994
            Primary:
             Average shares outstanding--
              Note A                           22,600      22,690         22,700       22,650

             Net income                       $ 4,577     $ 6,973        $15,032      $15,900
             Net income per common share--
              Note A                          $  0.20     $  0.31        $  0.66      $  0.70
                                              =======     =======        ========     =======

            Average shares outstanding--
             Note A                            22,600      22,690          22,700      22,650
            Dilutive stock options based
             on treasury stock method
             using average market
             price--Note A                        500         560             500         600
                                              -------     -------        --------     -------
                                               23,100      23,250          23,200      23,250

             Net income                       $ 4,577     $ 6,973         $15,032     $15,900
             Net income per common
              and common equivalent
              share--Note A                   $  0.20     $  0.30         $  0.65     $  0.68
                                              =======     =======        ========     =======

            Fully diluted:
             Average shares outstanding--
              Note A                           22,600      22,690          22,700      22,650
             Dilutive stock options based
              on the treasury stock
              method using the higher
              of quarter end or average
              market price--Note A                500         560             500         600
                                              -------     -------        --------     -------
                                               23,100      23,250          23,200      23,250
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             Net income                       $ 4,577     $ 6,973         $15,032     $15,900
             Net income per common
              and common equivalent
              share--Note A                   $  0.20     $  0.30         $  0.65     $  0.68
                                              =======     =======        ========     =======

            Note A--Share and per share amounts have been adjusted to reflect the three-for-two stock split distributed June 1, 1994.
